Exhibit 99.1

P.O. Box 10

Manitowoc, WI 54221-0010

For further information, contact:

Shannon Klahn, Marketing Communications Officer

Phone: (920) 652-3118

sklahn@bankfirstnational.com

FOR IMMEDIATE RELEASE

Bank First National Corporation becomes SEC registered

  •  Ticker symbol changes from ‘BFNC’ to ‘BFC’

  •  Stock traded on NASDAQ

  •  Subsidiary changes name to Bank First, N.A.

Manitowoc, Wis, October 23, 2018 – Bank First National Corporation (NASDAQ: BFC), is pleased to announce it has secured regulatory approval from the U.S. Securities and Exchange Commission (SEC) to become a fully reporting public company. In addition, the company has obtained approval to begin trading its stock on the NASDAQ Capital Market under the ‘BFC’ ticker symbol.

MICHAEL MOLEPSKE

“Becoming an SEC registered company represents a major milestone for Bank First,” stated Michael Molepske, President and Chief Executive Officer of Bank First National Corporation. “As a result of the hard work and dedication of our remarkable team of bankers, we have become one of the top performing banks in the State of Wisconsin, allowing us to create an incredible earnings growth story and providing superior shareholder returns. We continue to focus on growing our institution organically and through bank acquisitions. Bank First has recently added relationship minded business bankers in our Oshkosh, Appleton, Waupaca and Sheboygan offices. In addition, Bank First continues to search for community banks to acquire. Our listing on Nasdaq provides the institution with the financial credibility and necessary currency to assist us in that pursuit.”

In addition to increasing the liquidity of its stock, registering with the SEC will bring Bank First greater visibility and credibility before financial markets and investors. It will also provide the company with additional sources of capital and the flexibility to execute efficiently when a strategic opportunity arises.

Along with registering with the SEC, the company’s subsidiary, Bank First National, formally changed its name to Bank First, N.A. “Changing our name to Bank First (i.e. removing ‘National’) supports our strategic initiative to further differentiate ourselves from similarly named banks and strengthens our brand positioning in the marketplace with a name that is more distinctive and recognizable,” stated Molepske.

With $1.74 billion in assets, the company continues to strengthen its position as a top-performing community bank at the state and national level. Bank First National Corporation has reported record earnings year-over-year since 2010, and shareholders have enjoyed superior financial returns as a result. This is evidenced in the following graph, which compares the yearly cumulative total return on the company’s common stock measured at each of the last five year ends and through September 30, 2018 with the KBW Regional Banking Index. The KBW Regional Banking Index (KRX) seeks to reflect the performance of U.S. companies that do business as regional banks or thrifts. The cumulative returns set forth in the graph assume an initial investment of $100.00 was invested in the common stock of the company and the KBW Regional Banking Index on December 31, 2012, and that all dividends were reinvested into additional shares of the same class of equity securities at the frequency with which dividends were paid on such securities during the applicable comparison period.

STOCK PERFORMANCE GRAPH – BANK FIRST VS. KBW BANK INDEX

Bank First National Corporation (BFC) provides financial services through its subsidiary, Bank First N.A., which was incorporated in 1894. The Bank is an independent community bank with 18 banking locations in Manitowoc, Brown, Sheboygan, Outagamie, Winnebago, Waupaca and Barron counties. The Bank has grown through both acquisitions and de novo branch expansion. The Bank offers loan, deposit and treasury management products at each of its banking offices. Insurance services are available through our bond with Ansay & Associates, LLC. Trust, investment advisory and other financial services are offered through the Bank’s partnership with Legacy Private Trust, an alliance with Morgan Stanley and an affiliation with McKenzie Financial Services, LLC. The Bank is a co-owner of a data processing subsidiary, UFS, LLC, which provides data and technology services for over 50 Midwest banks. The company employs approximately 253 full-time equivalent staff and has assets of $1.74 billion as of September 30, 2018. Further information about Bank First National Corporation is available by clicking on the Investor Relations tab at www.bankfirstnational.com.

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Forward Looking Statements: This news release contains certain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," “our vision,” "plan," "potential," "preliminary," "predict," "should," "will," or “would” or the negative thereof or other variations thereof or comparable terminology and include, but are not limited to, the company’s expectations or beliefs concerning future events and stock price performance. The company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These factors, including those discussed in the company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission (the “SEC”), may cause its actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the company’s filings with the SEC that are available at www.sec.gov. The company cautions you that the list of important factors included in the company’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this report may not in fact occur. The company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.